January 18, 2013

Dear Cornerstone Core Properties REIT, Inc. Shareholder:

We are providing you with an update of the recent activities of Cornerstone Core Properties REIT, Inc. (the “REIT”). We have also enclosed a statement of your account as of December 31, 2012. At December 31, 2012, our portfolio consisted of the fifteen properties listed below:

Cornerstone Core Properties REIT, Inc. – Portfolio Summary

PROPERTY	LOCATION	ACQUISITION DATE	BOOK VALUE* (in millions)	SQUARE FEET	# OF UNITS	December 31, 2012 Occupancy
Shoemaker Industrial Building	Santa Fe Springs, CA	Jun-06	$ 1.1	18,921	4	51.4%
20100 Western Ave	Los Angeles, CA	Dec-06	$10.9	116,433	5	100.0%
Marathon Center	Largo, FL	Apr-07	$ 2.0	52,020	12	39.1%
Carter Commerce Center	Winter Garden, FL	Nov-07	$ 2.7	49,125	16	64.9%
Goldenrod Commerce Center	Orlando, FL	Nov-07	$ 4.3	78,646	20	88.8%
Hanging Moss Commerce Center	Orlando, FL	Nov-07	$ 5.6	94,200	23	80.9%
Monroe South Commerce Center	Sanford, FL	Nov-07	$ 9.4	172,500	34	70.0%
Monroe North Commerce Center	Sanford, FL	Apr-08	$ 9.1	181,348	15	86.5%
Nantucket - Sr. Living Community	Nantucket, MA	Dec-09	$ 3.8	96,302	60	48.3%
1830 Santa Fe	Santa Ana, CA	Aug-10	$ 0.8	13,272	2	100.0%
Total Legacy Segment			$49.7 million	872,767	191	75.8%
Portland Properties
Sheridan Care Center	Sheridan, OR	Aug-12	$ 4.0	13,912	51 beds	100.0%
Fern Hill Care Center	Portland, OR	Aug-12	$ 4.6	13,344	51 beds	100.0%
Pacific Healthcare & Rehabilitation **	Tigard, OR	Dec–12	$ 8.2	28,514	78 beds	100.0%
Farmington Square Medford	Medford, OR	Sept-12	$ 8.5	32,557	71 beds	100.0%
Friendship Haven Healthcare and Rehabilitation Center	Galveston County TX	Sept-12	$15.0	56,968	150 beds	100.0%
Total Healthcare Repositioned Segment***			$40.3 million	145,295	401 beds	100.0%
Total Portfolio			$90.0 million	1,018,062	592	79.3%

*Represents adjusted book value prior to any accumulated depreciation. Please note that these amounts are preliminary as of December 2012 and do not include any year-end adjustments. For the industrial legacy segment only, the above amounts exclude fully amortized intangible costs.

**Also referred to as the Pacific property, Pacific Health & Rehabilitation was acquired December 24, 2012. Details of the acquisition are provided herein.

***Cornerstone Core Properties REIT, Inc. holds a 95% interest in each of these properties through a joint venture. Book value listed above represents 100% of the property.

Cornerstone Core Properties REIT, Inc. • 1920 Main Street, Suite 400 • Irvine, California 92614

Toll-free (877) 805-3333 • Local (949) 852-1007 • www.CREfunds.com

Acquisition

On December 24, 2012, the REIT funded an additional $2.2 million investment in the joint venture entity, Cornerstone Healthcare Partners, LLC, to acquire a 95% equity interest in a skilled nursing facility known as the Pacific property. Our joint venture partner, Cornerstone Healthcare Real Estate Fund, Inc. contributed $0.1 million to maintain a 5% equity interest in the joint venture entity.

The joint venture entity acquired the Pacific property on December 24, 2012 in an $8.2 million transaction by exercising an option assigned to us in August 2012 in connection with the acquisition of our Portland facilities.

The Pacific property is located in Tigard, Oregon. The 28,514 square foot skilled nursing facility operates 78 licensed beds and was constructed in 1987.

The Pacific property is 100% leased to Dakavia Management, the current operator of the facility, pursuant to a fifteen-year triple net lease.

The lease rate for the Pacific property (calculated as the first year lease payment as a percentage of the purchase price) is 10.0%.

Dakavia Management has served as the operator of the Pacific property since 2005 and has over twenty years of experience operating skilled nursing facilities in the Pacific Northwest. Dakavia Management also operates our Portland facilities.

The Pacific property was acquired subject to an amendment of our existing secured loan with General Electric Capital Corporation (the “GE Loan”). The GE Loan, which was originally entered into in September 2012, was amended on December 21, 2012, for an additional loan in the amount of approximately $6.2 million. The GE Loan was further amended to include the Pacific property among the other properties by which the loan is secured. The GE Loan matures on September 12, 2017.

Pacific Healthcare & Rehabilitation
Pacific Healthcare &Rehabilitation

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2012 Year in Review

We believe the early stage groundwork necessary for growth in future revenues and shareholder value was put into place in 2012.

Following is a summary of the REIT’s activities during 2012.

•	Our board of directors announced its intent to reposition the REIT’s portfolio into expected higher income-producing properties in more recession-resistant sectors of the U.S. economy, such as healthcare.

•	An affiliate of our advisor established an in-house healthcare real estate division and hired experienced professionals to acquire and manage the REIT’s healthcare real estate transactions.

•	Kent Eikanas, President and Chief Operating Officer of Cornerstone Realty Advisors, advisor to the REIT, became the REIT’s President and Chief Operating Officer and the REIT’s principal executive officer replacing Terry Roussel who resigned.

•	We eliminated more than 50% of the debt associated with the acquisition of the legacy industrial segment of our portfolio by paying down debt from $27.0 million as of September 30, 2011, to $12.9 million as of December 31, 2012.[1]

•	We secured $37.4 million in new capital through loan agreements with General Electric Capital Corporation for the purpose of property acquisitions.[2]

•	We acquired a 95% equity interest in the Portland Properties portfolio. The Portland Properties consist of three skilled nursing facilities in the Portland, Oregon area that are 100% leased under a fifteen-year triple net lease to the current operator of the facilities. The portfolio’s estimated initial cash on cash yield (calculated by dividing the first year lease payment, less the asset management and property management fees paid to our advisor, by the equity contribution) is approximately 14.1%.

•	We acquired a 95% equity interest in Farmington Square Medford, a memory care facility in Medford, Oregon. The facility is 100% leased to the current operator of the facility pursuant to a ten-year triple net lease. The estimated initial cash on cash yield is approximately 12.0%.

•	We acquired a 95% equity interest in Friendship Haven Healthcare and Rehabilitation Center, a skilled nursing facility in Galveston County, Texas. The facility is 100% leased to the current licensee of the facility pursuant to a ten-year triple net lease. The estimated initial cash on cash yield is approximately 15.0%.

•	Our total portfolio occupancy rate increased from 69% as of December 31, 2011 to 79.3% as of December 31, 2012.

•	We began using the services of a new transfer agent, ACS Securities, a Xerox Company. The use of the new transfer agent has significantly reduced the REIT’s monthly transfer agent expenses and provided secure, online access to accounts for all shareholders and their financial advisors.

1 Legacy debt is based on our loan agreements with Wells Fargo Bank, NA and Transamerica Life Insurance Company.

2 Debt secured in 2012 includes our loan agreement with General Electric Capital Corporation entered into in connection with the acquisitions of the properties in the healthcare segment of our portfolio in addition to a second loan agreement with General Electric Capital Corporation entered into on September 7, 2012, secured by a security interest in our 20100 Western Avenue industrial property.

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Continuing Key Objectives

Throughout the coming months, our Advisor intends to raise joint venture capital to assist us in diversifying the risks of our portfolio, secure long-term debt for our recent and future acquisitions, and seek and evaluate additional opportunities for growing and repositioning our portfolio.

The events experienced during 2012 have been a solid beginning to the anticipated recovery of the REIT. The board of directors recognizes there is still much work to accomplish in order to grow revenues and shareholder value and, therefore, as of this date, remains committed to the following key objectives for the REIT in 2013 as conditions permit:

1.	Growing revenues and income generated by the REIT
2.	Growing shareholder value
3.	Growing the overall size of the REIT’s portfolio
4.	Reinstating a cash distribution plan for the benefit of shareholders
5.	Reinstating a stock repurchase program for the benefit of shareholders

2012 Tax Reporting and Shareholder Distributions

For all non-tax-exempt shareholders (those shareholders not registered through an IRA or other non-taxable retirement fund), your distributions from the REIT in the past have been reported on IRS Form 1099-DIV, which was sent to you each year at the end of January for your use in your annual tax filing. Please be aware, the REIT paid no shareholder distributions in 2012. Therefore, you will NOT receive a 1099-DIV or any other IRS tax form from the REIT this year. Please refer to your tax advisor if you have questions regarding your 2012 tax reporting.

The board of directors has not yet determined whether the REIT will have the ability to reinstate shareholder distributions in 2013. However, the board will continue to evaluate the REIT’s income level on a quarter-by-quarter basis in order to reinstate shareholder distributions as soon as the income becomes sufficient to support shareholder distributions.

Annual Financial Report and Share Valuation

We are currently in the process of completing our annual financial review in addition to completing a review of our share value. We expect this information to be filed with the SEC on or about March 31, 2013.

If you have any questions, please contact your financial advisor or Investor Services at (888) 522-1771.

Sincerely,

Timothy C. Collins

Chief Financial Officer

cc: Financial Advisor

This letter contains forward-looking statements relating to the business and financial outlook of Cornerstone Core Properties REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Cornerstone Core Properties REIT, Inc.’s annual report on Form 10-K for the year ended December 31, 2011, and quarterly reports for the periods ended March 31, 2012, June 30, 2012 and September 30, 2012. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

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